MOORE & ASSOCIATES, CHARTERED ACCOUNTANTS AND ADVISORS PCAOB REGISTERED

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the SB-1 registration statement of Yaletown Capital Inc. of our report dated June 16th, 2006 on our audit of the financial statements of Yaletown Capital Inc. as of March 31st, 2006, and the results of its operations and cash flows for the period ended March 31st, 2006 from inception and the reference to us under the caption “Experts.”

/s/ Moore & Associates, Chartered
Moore & Associates Chartered
Las Vegas, Nevada
Oct 20, 2006